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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                February 27, 2007

                             Littlefield Corporation
             (Exact name of registrant as specified in its charter)


           Delaware                      0-24805                 74-2723809
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
 incorporation or organization)                              Identification No.)

                           2501 North Lamar Boulevard
                               Austin, Texas 78705
                     (Address of principal executive office)
                    Issuer's telephone number: (512) 476-5141

Section 3 - Securities and Trading Markets

Item 3.02   Unregistered Sales of Equity Securities

On February 27, 2007, Littlefield Corporation agreed to sell 400,000 shares of its restricted common stock to an affiliate of Value Fund Advisors, LLC, of Tulsa, Oklahoma, for $1.19 per share, which represents a fifteen percent (15%) premium over the company's average closing price on the OTC Bulletin Board for the last five trading days. The investor has also agreed to purchase an additional 100,000 shares of Littlefield's common stock in open market purchases over the next three months.

The sale was made in a privately negotiated transaction in reliance on the exemption from federal securities laws contained in Section 4(2) of the Securities Act of 1933.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     LITTLEFIELD CORPORATION

Date:    March 2, 2007               /s/ Jeffrey L. Minch
                                     -------------------------------------------
                                     Jeffrey L. Minch, President and
                                     Chief Executive Officer